Exhibit 10.17

EXECUTION COPY

SECOND LIEN SECURITY AGREEMENT

SECOND LIEN SECURITY AGREEMENT, dated as of May 31, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), among NEFF CORP., a Delaware corporation (“Parent Borrower”), LYN HOLDINGS CORP., a Delaware corporation (“Holdings”), the other guarantors party to the Guaranty on the date hereof (together with Holdings, the “Guarantors”) and each other Person which becomes party hereto as Grantor pursuant to Section 20 of this Agreement (such Persons, together with Parent Borrower and the Guarantors, collectively, the “Grantors” and each, a “Grantor”), and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as Agent for the Secured Parties.

W I T N E S S E T H:

WHEREAS, Parent Borrower, Holdings, the Persons party thereto from time to time as Lenders or otherwise, and Bank of America, as the Agent, have entered into the Credit Agreement, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Term Loans as provided for in the Credit Agreement, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations and the Guarantors have guaranteed the Obligations; and

WHEREAS, in order to secure the obligations under the First Lien Credit Agreement (as herinafter defined), the Pledgors are concurrently granting to the First Lien Agent for the benefit of the holders of First Lien Obligations (as defined in the Intercreditor Agreement) and certain other secured parties, a first priority security interest in the Collateral, it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(a) All capitalized terms used but not otherwise defined herein and defined in the Credit Agreement have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the meanings assigned thereto in the Code: commercial tort claim, commodities intermediary, deposit account, documents, electronic chattel paper, financial asset, goods, letter-of-credit right, payment intangibles, proceeds, securities intermediary, supporting obligation and uncertificated securities.

(c) As used herein, the following terms shall have the meaning set forth below:

“Control Agent” has the meaning specified in the Intercreditor Agreement.

“Control Collateral” has the meaning specified in the Intercreditor Agreement.

“Collateral” has the meaning specified in Section 2(a).

“Discharge of First Lien Obligations” has the meaning specified in the Intercreditor Agreement.

“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the IRC.

“Excluded Equity” means any Voting Stock in excess of 65% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, Instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than Holdings, Parent Borrower or their respective Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract or other agreement held by any Grantor to the extent that any laws applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Code) or any other laws (including, without limitation, the Bankruptcy Code), (iii) any property that would be otherwise be included in the Collateral if and to the extent such property is subject to a Lien permitted by clause (iii) of Section 3.2(a) of the Credit Agreement, in each case to the extent applicable documents related to such Lien prohibit the creation of any other Liens on such property, (iv) assets sold to a Person that is not a Credit Party in compliance with the Credit Agreement, (v) any letter of credit to the extent any Grantor is required by applicable law to apply the Proceeds of a drawing of such letter of credit for a specified purpose, and (vi) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate then Lanham Act; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“First Lien Credit Agreement” means the Credit Agreement dated as of the date hereof among Parent Borrower, Holdings, each of the other Persons named therein as Credit Parties, the Persons party thereto from time to time as Lenders or otherwise, and Bank of America, as the Swing Line Lender, L/C Issuer and Agent (as from time to time amended, restated, supplemented or otherwise modified).

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Parent Borrower or any of its subsidiaries.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Pledged Note”means with respect to any Grantor, all promissory notes listed on Schedule IV, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor in excess of $1,000,000 individually (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”means the shares of Capital Stock listed on Schedule IV, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the Parent Borrower or Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that Pledged Stock shall not include, to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares.

“Titled Collateral” means any motor vehicles and other goods covered by certificate of title.

“Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 of the Code.

2. Grant of Lien.

(a) To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Secured Parties, a Lien upon and a continuing security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity by acceleration or otherwise) of the Obligations, including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all General Intangibles (including Payment Intangibles and Software);

(v) all Goods (including Inventory, Equipment and Fixtures);

(vi) all Instruments;

(vii) all Investment Property;

(viii) all Deposit Accounts;

(ix) all money, cash or Cash Equivalents of such Grantor;

(x) all Supporting Obligations and Letter-of-Credit Rights of such Grantor;

(xi) the Commercial Tort Claims described on Schedule III and on any supplement thereto received by the Agent pursuant to Section 5(a)(vii); and

(xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

provided, however, that “Collateral” shall not include, nor shall security interest granted under Section 2(a) hereof attach to, any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, immediately at and from such time, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such property.

(b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Secured Parties, a right of setoff against the property of such Grantor held by Agent or any Secured Party, consisting of Collateral now or hereafter in the possession or custody of or in transit to Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

(c) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Control Agent, for itself and the benefit of Secured Parties, a Lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the Control Collateral. It is further understood and agreed that at any time that the Intercreditor Agreement is in effect, any Control Collateral that is required to be delivered, or control over which is required to be granted, to the Agent hereunder shall be delivered to the Control Agent or be subject to Control Agent’s control.

(d) Each Grantor hereby irrevocably authorizes Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Parent Borrower, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Agent reasonably determines appropriate to perfect the security interests of Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets” or “all personal property” or words of similar effect, whether now owned or hereafter acquired. Each Grantor hereby also authorizes Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to Agent.

The Liens are granted as security only and shall not subject Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement shall be a second priority security interest in and Lien on and security interest in the Collateral and the exercise of any right or remedy by the Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Collateral to the Agent shall be deemed satisfied by delivery of such Collateral to the Control Agent or the First Lien Agent.

3. Agent’s and Secured Parties’ Rights; Limitations on Agent’s and Secured Parties’ Obligations.

(a) It is expressly agreed by each Grantor that, anything herein or in any other Loan Document to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Contractual Obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Secured Party shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Agreement or any other Loan Document or the granting herein of a Lien thereon or the receipt by Agent or any Secured Party of any payment relating to any Contractual Obligation pursuant hereto. Neither Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) After the Discharge of the First Lien Obligations, at any time after an Event of Default has occurred and is continuing, after giving notice to the relevant Grantor of its intent to do so, Agent may notify each of such Grantor’s Account Debtors and all other Persons obligated on any of the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Secured Parties. After the Discharge of the First Lien Obligations, at any time after an Event of Default has occurred and is continuing, upon the written request of Agent, each Grantor shall so notify its Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, none of the Grantors shall give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c) After the Discharge of the First Lien Obligations, any time after an Event of Default has occurred and is continuing, Agent may in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. After the Discharge of the First Lien Obligations, if an Event of Default shall have occurred and be continuing, at Grantor’s sole expense, Agent shall have the right to engage a consultant for, and each Grantor shall fully cooperate with such consultant in, the preparation and delivery to Agent and each Secured Party at any time and from time to time the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.

(d) It is understood and agreed that the security interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Representations and Warranties. To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Parent Borrower thereunder, each Grantor hereby represents and warrants to the Agent and each Secured Party, jointly and severally, that:

(a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens other than (i) subject to the Intercreditor Agreement, the Permitted First Priority Liens and (ii) other Permitted Encumbrances.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Agreement or the other Loan Documents, (ii) by any Grantor in favor of the First Lien Agent pursuant to the First Lien Financing Documentation and subject to the Intercreditor Agreement and (iii) in connection with any other Permitted Encumbrances.

(c) This Agreement is effective to create a legal, valid, enforceable and continuing Lien on any Collateral and, upon the filing of the appropriate financing statements listed on Schedule 6 to the Perfection Certificate or delivery to Agent (or its bailee) to be held in its possession all Collateral consisting of Instruments or negotiable Documents, a perfected Lien in favor of Agent, for itself and the benefit of Secured Parties, on the Collateral with respect to which a Lien on such Collateral may be perfected by filing or possession pursuant to the Code subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Such Lien is prior to all other Liens, except the Permitted Fist Priority Liens and Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Secured Parties as a matter of law, and is enforceable as such against any and all creditors of and purchasers from each Grantor. Except as set forth in Sections 4(g) and 5(a)(viii) hereof, all action by each of the Grantors necessary or reasonably advisable to protect and perfect such Lien on each item of the Collateral (other than insurance claims and money) has been duly taken; provided, that in the case of Intellectual Property, such actions have been taken to the extent that a security interest in Intellectual Property can be perfected by (i) filing a financing statement under the Code or (ii) filing with, and acceptance thereof by, the United States Copyright Office or the United States Patent and Trademark Office. No authorization, approval or consent is required to be obtained from any Governmental Authority or other Person for the grant of the security interest herein, the perfection thereof or the exercise by Agent or any other Secured Party of its rights and remedies hereunder.

(d) Subject to Section 5(a)(viii), all actions by each Grantor necessary or reasonably advisable to protect and perfect the Lien of Agent on each item set forth on Schedules 10, 11 and 15 to the Perfection Certificate (including (to the extent not delivered pursuant to the Pledge Agreement) the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) have been duly taken.

(e) Set forth on Schedule I hereto is (i) offices and other premises where Inventory or Equipment is stored or located whether or not owned or leased by such Grantor, and (ii) the locations of each Grantor’s books and records concerning the Collateral, in each case as of the date hereof.

(f) Subject to the limitations set forth in clause (c) above, the security interests granted pursuant to this Agreement (i) will constitute valid and perfected security interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A) or (B) of this paragraph in favor of Agent, for the benefit of Secured Parties, as collateral security for the Obligations, upon (A) the filing of all financing statements, in each case, naming each Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices specified in Schedule 7 of the Perfection Certificate or (B) delivery to Agent (or its bailee) of all Instruments, Chattel Paper, certificated securities and negotiable Documents, in each case, properly endorsed for transfer or in blank, and (ii) are prior to all other Liens on the Collateral other than the Permitted First Priority Liens and Permitted Liens.

(g) None of the Grantors has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule 5.6 of the Credit Agreement. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreements substantially in the form attached hereto as Exhibit A, with the United States Copyright Office or the United States Patent and Trademark Office, as the case may be, and the filing of the financing statements listed on Schedule 6 to the Perfection Certificate hereto, perfected Liens in favor of Agent on each Grantor’s registered Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule 6 to the Perfection Certificate hereto, all action necessary or reasonably advisable to protect and perfect Agent’s Lien on each Grantor’s registered Patents, Trademarks or Copyrights shall have been duly taken.

(h) Substantially all Titled Collateral owned by each of the Grantors as of the date hereof is listed on Schedule II hereto, by model, model year and to the extent listed on the Schedule, vehicle identification number. Also set forth on Schedule II is the location of the title certificates for each item of Titled Collateral listed on such Schedule II. Each Grantor shall after the occurrence and during the continuance of an Event of Default, deliver to Agent title certificates for all Titled Collateral from time to time owned by it and shall cause those title certificates to be filed (with Agent’s Lien noted thereon) in the appropriate state filing office.

(i) Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Collateral to the Agent shall be deemed satisfied by delivery of such Collateral to the Control Agent or the First Lien Agent.

5. Covenants. Without limiting any Grantor’s covenants and agreements contained in the Credit Agreement and the other Loan Documents, each Grantor covenants and agrees with Agent, for the benefit of Agent and Secured Parties, that from and after the date of this Agreement and until the Termination Date.

(a) Further Assurances; Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Agent and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions (including the filing and recording of financing statements and other documents) as Agent may reasonably deem necessary or advisable to obtain the full benefits of this Agreement and of the rights and powers herein granted with respect to the Collateral, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation held by such Grantor and to enforce the security interests granted hereunder;

and (B) filing any financing or continuation statements under the Code in effect in any jurisdiction with respect to the Liens granted hereunder or under any other Loan Document.

(ii) Unless such Collateral has been delivered pursuant to the Pledge Agreement, such Grantor shall deliver to Agent all Collateral consisting of the following negotiable Documents, certificated Stock, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly (and in any event within 20 Business Days) after such Grantor receives the same: (A) any negotiable Document or Instrument having a value in excess of $1,000,000, (B) any certificated Stock (other than certificated Stock of Subsidiaries of such Grantor delivered to Agent pursuant to the Pledge Agreement) or (C) any Chattel Paper (other than Chattel Paper (I) the value of which, in the aggregate for all such Chattel Paper, does not exceed $1,000,000 or (II) which evidences leases of Inventory for a period of time that is less than one month), and such Grantor will provide prompt written notice of receipt thereof to Agent.

(iii) [RESERVED].

(iv) Such Grantor shall within twenty (20) Business Days after the later of (i) the Discharge of the First Lien Obligations and (ii) acquiring any Uncertificated Securities that are not credited to a Securities Account obtain from each issuer of such Uncertificated Securities an acknowledgment of the pledge of such Uncertificated Securities to the Agent granting “control” (within the meaning of Section 8-106 of the Code) over such Uncertificated Securities to the Agent and in a form that is reasonably satisfactory to the Agent.

(v) After the Discharge of the First Lien Obligations, if such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within twenty (20) Business Days after becoming a beneficiary, notify Agent thereof and, if an Event of Default has occurred and is continuing, cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to Agent and agree to direct all payments thereunder to a deposit account subject to a control agreement, all in form and substance reasonably satisfactory to Agent.

(vi) At any time (A) upon Agent’s reasonable written request or (B) unless Agent has otherwise consented in writing (which consent may be revoked), after an Event of Default has occurred and is continuing, such Grantor shall take all steps necessary to grant Agent control of all Electronic Chattel Paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii) Such Grantor shall promptly, and in any event within twenty (20) Business Days after the same is acquired by it, notify Agent of Commercial Tort Claims in excess of $2,000,000, individually or in the aggregate, acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Agreement, granting to Agent a Lien in such Commercial Tort Claim. Any supplement to Schedule

III delivered pursuant to this Section 5 (a)(vii) shall, after the receipt thereof by Agent, become part of Schedule III for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

(b) Asset Dispositions. Except for Asset Dispositions of Collateral permitted pursuant to Section 3.7 the Credit Agreement, no Grantor shall sell, assign, transfer or otherwise dispose of to any Person (other than another Grantor) any Collateral in its possession.

(c) Maintenance of Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Such Grantor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. Upon (A) Agent’s reasonable written request or (B) unless Agent shall otherwise consent in writing (which consent may be revoked), the occurrence and during the continuance of an Event of Default, such Chattel Paper (other than Chattel Paper the value of which, in the aggregate for all such Chattel Paper, does not exceed $1,000,000) and Instruments (other than Instruments the value of which, in the aggregate for all such Instruments, does not exceed $1,000,000) shall be marked by Grantor with a legend, in form and substance satisfactory to Agent; provided that each Grantor shall be required to so mark each such Chattel Paper or Instrument only to the extent that the same is in such Grantor’s possession.

(d) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(ii) Such Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue (and not abandon) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing that is material to the conduct of any Grantor’s business or operations), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations.

(iii) In the event that any of the Patent, Trademark or Copyright Collateral that is material to the conduct of any Grantor’s business or operations is infringed upon, or misappropriated or diluted by a third party, each Grantor shall promptly notify Agent and, if applicable, comply with Section 5(a)(vii) of this Agreement. Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(e) Notices. Such Grantor will advise Agent and Lenders promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) on or claim made or asserted against a material portion of the Collateral of which it has knowledge, which could reasonably be expected to have a material adverse effect on the Collateral or the ability of Agent to exercise any of its remedies hereunder.

(f) Organizational/Collateral Location Changes; No Reincorporation. Such Grantor will give Agent at least fifteen (15) days prior written notice of any change to the information set forth on Schedule I or Schedule 1 to the Perfection Certificate, as applicable to the extent needed to make Schedule I or Schedule 1 to the Perfection Certificate up to date and accurate. Such grantor shall not affect any such change unless it has taken all steps necessary or reasonably required by the Agent to maintain continued perfection of the Agent’s security interest in the Collateral with the same priority as prior to such change. Without limiting the prohibitions on mergers involving any Grantor as contained in the Credit Agreement, none of the Grantors shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(g) Use of Collateral. Such Grantor will do nothing to impair the rights of Agent in any of the Collateral. Such Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any insurance policy covering any of the Collateral. Without limiting the foregoing, such Grantor will not permit the production of Inventory (including Parts Inventory and Rental Fleet and Equipment) in violation of any provision of the Fair Labor Standards Act and such Grantor will not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor thereof or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business).

(h) Federal and State Claims. Such Grantor shall notify Agent promptly of any of the Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof or any state thereof, the assignment of which claim is restricted by federal law or state law as the case may be. Upon the request of Agent, such Grantor shall take such steps as may be reasonably necessary to comply with any applicable federal assignment of claims laws or other comparable laws.

(i) Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Collateral to the Agent shall be deemed satisfied by delivery of such Collateral to the Control Agent or the First Lien Agent.

6. Reserved.

7. Agent’s Appointment as Attorney-In-Fact.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default and after the Discharge of the First Lien Obligations, Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent the power and right, on behalf of such Grantor, either in Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) execute, in connection with any sale provided for in Section 8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(iv) obtain and adjust insurance maintained by such Grantor or paid to Agent;

(v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct;

(vi) ask or demand for, collect and receive payment of and receipt of, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(ix) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(x) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral); and

(xi) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and do, at Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral and Agent’s and Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7(a) to the contrary notwithstanding, Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8. Remedies; Rights Upon Default.

(a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing and subject to the Intercreditor Agreement, Agent may for the benefit of Secured Parties exercise all rights and remedies of a secured party in respect of the Collateral under the Code as enacted in any such jurisdiction in effect at that time. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except such notice as may be specifically required by law and the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help or otherwise, and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. To facilitate the foregoing, Agent shall have the right to use each Grantor’s books and records, to obtain access to each Grantor’s data processing equipment, computer hardware and Software and the information contained therein in any manner which Agent deems appropriate. Agent or any Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time or times as Agent deems necessary or advisable with or without notice. Agent shall have the right to conduct such sales on each Grantor’s premises or at its offices or elsewhere as permitted by applicable law and shall have the right to use each Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent will give each Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to each Grantor at its address set forth on the signature pages hereto or delivered or otherwise sent to each Grantor, at least ten (10) days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale; and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned. Notwithstanding any such notice of sale, Agent shall not be obligated to make any sale of Collateral.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Without limiting the foregoing, Agent shall also have the right to require that each Grantor store and keep any Collateral pending further action by Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition. Until Agent is able to effect a sale, lease, license or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Secured Parties arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Agent or such Secured Party as finally determined by a court of competent jurisdiction. In connection with any sale, lease, license or other disposition of Collateral, Agent may disclaim any warranties that might arise in connection therewith and Agent shall have no obligation to provide any warranties at such time. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations or to cover reasonable and documented costs and expenses of such sale or disposition.

(b) To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(b). Without limitation upon the foregoing, nothing contained in this Section 8(b) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8(b).

(c) Neither Agent nor any Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Agent nor any Secured Parties shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Secured Parties, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

(d) All actions allowed to be taken pursuant to this Section 8 or otherwise pursuant to this Agreement shall only be allowed if permitted pursuant to the Intercreditor Agreement.

9. Grant of License to Use Property. For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, lease, license, assign, give an option or options to purchase or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to such Grantor) to use and occupy all real estate owned or leased by such Grantor.

10. Limitation on Agent’s and Secured Parties’ Duty in Respect of Collateral. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Agent deals with similar property for its own account. Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Secured Parties shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith. The powers conferred on Agent and Secured Parties hereunder are solely to protect Agent’s and Secured Parties’ interests in the Collateral and shall not impose any duty upon Agent or any Secured Party to exercise any such powers. Agent and Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12. Expenses and Attorneys Fees. Without limiting any Grantor’s obligations under the Credit Agreement or the other Loan Documents, each Grantor agrees to promptly pay all reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing Agent’s Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.

13. Authorized Terminations. (a) Such Grantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Grantor ceases to be a Guarantor.

(b) Upon any sale or other transfer by any Grantor (other than any sale or transfer to another Grantor) of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.2 of the Credit Agreement, the security interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.

(c) Following the Termination Date or the release pursuant to clause (a) or (b) above, Agent shall promptly, at the expense of the relevant Grantor or Parent Borrower, execute and deliver to such Grantor all documents that such Grantor shall reasonably request to evidence such termination or release, including authorization to file termination statements and releases in accordance with Section 9-513(c) of the Code. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by Agent.

14. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

15. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling, and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law, in each case in whole or in part.

16. Termination of this Agreement. Subject to Section 11 hereof, this Agreement shall terminate upon the Termination Date.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Grantor may assign any of its rights or obligations hereunder without the written consent of Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Secured Parties, hereunder.

18. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed by one or more of the parties to this Agreement in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

19. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. Additional Grantors. If, pursuant to Section 2.8(c) of the Credit Agreement, the Parent Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Exhibit A to the Credit Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.

21. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

22. Benefit of Secured Parties. This Agreement secures the payment of all Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to Agent or Secured Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS

NEFF CORP.

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

LYN HOLDINGS CORP., NEFF RENTAL, INC., NEFF RENTAL LLC, NEFF FINANCE CORP.

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

[Signature Page to Second Lien Security Agreement]

Acknowledged and Agreed

BANK OF AMERICA, N.A., as Agent

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

[Signature Page to Security Agreement–Second Lien]